Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference into this Registration Statement on Form S-1 filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, of the reference to our firm under the caption “Experts” and of our report dated February 21, 2005, each included in the Registration Statement (Form S-1 No. 333-124041) and related Prospectus of Spansion Inc. for the registration of shares of its Class A Common Stock.

/s/    Ernst & Young LLP

San Jose, California

December 15, 2005